FOR IMMEDIATE RELEASE

THE STANLEY WORKS ELECTS PATRICK D. CAMPBELL TO BOARD OF DIRECTORS

New Britain, Connecticut, October 1, 2008 ... The Board of Directors of The Stanley Works (NYSE: SWK) announced the election of a new member, Patrick D. Campbell, age 56, Senior Vice President and Chief Financial Officer of 3M Company (NYSE: MMM). Mr. Campbell has held this position since joining 3M in 2002.

Prior to his tenure with 3M, Mr. Campbell was Vice President of Finance in Europe for General Motors Corporation where he served in various finance related positions during his 25 year career with the company.

John F. Lundgren, Chairman and Chief Executive Officer of The Stanley Works, stated: “We are pleased to have someone with Pat Campbell’s business knowledge and financial acumen join our Board. His global experiences will contribute greatly to the future success of Stanley.”

Mr. Campbell graduated from Walsh College with a Bachelor’s degree in business management and from Saginaw Valley State College with a Master’s degree in management.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools and security solutions for professional, industrial and consumer use.

The Stanley Works corporate press releases are available in the Investor Relations section of the company’s Internet website at www.stanleyworks.com.

Source: The Stanley Works
Contact: Greg Waybright, Interim VP, Investor Relations (860) 827-3544; gwaybright@stanleyworks.com